Calculation of Filing Fee Tables
S-8
Planet Labs PBC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Registrant's 2021 Incentive Award Plan	Other	16,766,562	$ 24.58	$ 412,122,093.96	0.0001381	$ 56,914.06
2	Equity	Class A Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Registrant's 2021 Employee Stock Purchase Plan	Other	3,353,312	$ 20.90	$ 70,084,220.80	0.0001381	$ 9,678.63
Total Offering Amounts:						$ 482,206,314.76		$ 66,592.69
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 66,592.69
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (the "Registration Statement") shall also cover any additional shares of the Registrant's Class A common stock, par value $0.0001 per share ("Class A Common Stock") that become issuable under the Registrant's 2021 Incentive Award Plan (the "2021 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration or conversion of the Registrant's Class A Common Stock that increases the number of outstanding shares of Class A Common Stock. The amount to be registered represents Class A Common Stock that became available for issuance under the 2021 Plan on February 1, 2026 pursuant to an annual automatic increase provision contained therein. The proposed maximum offering amount is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and the low prices of shares of Class A Common Stock as reported on the New York Stock Exchange ("NYSE") on March 16, 2026 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission (the "SEC")).

[2]	Pursuant to Rule 416(a) of the Securities Act, this Registration Statement covers any additional shares of Class A Common Stock that become issuable under the 2021 Employee Stock Purchase Plan (the "2021 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration or conversion of the Registrant's Class A Common Stock that increases the number of outstanding shares of Class A Common Stock. The amount to be registered represents Class A Common Stock that became available for issuance under the 2021 ESPP on February 1, 2026 pursuant to an annual automatic increase provision contained therein The proposed maximum offering amount is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and the low prices of shares of Class A Common Stock as reported on NYSE on March 16, 2026 (such date being within five business days of the date that this Registration Statement was filed with the SEC), multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2021 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources